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                                                                      EXHIBIT 99

[FGUA Logo]                               FLORIDA GOVERNMENTAL UTILITY AUTHORITY
           ---------------------------------------------------------------------
    1500 Mahan Drive, Suite 250, Tallahassee, Florida 32308, Ph: (850) 681-3717,
Fax: (850) 224-7206, E-mail: FGUA@FGUA.com

                                 March 27, 2002

                      Via Facsimile and Overnight Delivery

Donnie R. Crandell, President
ALLETE Water Services, Inc.
1000 Color Place
Apopka, Florida 32703

Re:  Florida Governmental Utility Authority / Florida Water Services Corporation

Dear Mr. Crandell:

This letter confirms the following understanding between Florida Water Services Corporation ("Florida Water"), ALLETE Water Services, Inc. and ALLETE, Inc. (collectively, "ALLETE") and the Florida Governmental Utility Authority ("FGUA"):

1. Florida Water shall permit FGUA representatives and experts to immediately initiate the final due diligence process. Promptly upon receipt of this letter signed by you as indicated below, the FGUA shall initiate such due diligence activities.

2. The competitive bid process initiated by Florida Water and ALLETE, with respect to Florida Water stock or assets shall be terminated immediately and no further solicitations or negotiations with third parties shall take place unless and until the FGUA acquisition of Florida Water is terminated by (i) the failure of the FGUA Board of Directors or the ALLETE Board of Directors to approve on or before May 14, 2002 the recommendation referenced in paragraph 3 below, or (ii) if a definitive Asset Acquisition Agreement is signed, either party terminates the Agreement in accordance with its provisions.

3. Provided that a definitive Asset Acquisition Agreement is finalized prior to May 14, 2002, we shall recommend approval to our respective boards of directors the acquisition by the FGUA of the utility system assets of Florida Water within the framework of the term sheet attached hereto.

If the foregoing correctly states our agreements, please sign this letter in the space provided below and return it to me. We look forward to our continued work together.

Nothing in this letter shall be construed by either party as binding on the other unless and until a definitive Asset Acquisition Agreement is approved by the respective boards of directors and signed by both parties.

Sincerely,

/s/ Charles L. Sweat

Charles L. Sweat
Director of Operations

                                           Agreed to and accepted by:


                                           /s/ Donnie R. Crandell
                                           -------------------------------------
                                           Donnie R. Crandell, President
                                           ALLETE Water Services Corporation

cc:  FGUA Board Members


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                                   TERM SHEET
                                   ----------

                           ASSET ACQUISITION AGREEMENT
                                     BETWEEN
                     FLORIDA GOVERNMENTAL UTILITY AUTHORITY
                                       AND
                       FLORIDA WATER SERVICES CORPORATION


PURCHASE PRICE:         $520 million
---------------

INTEREST RATE
-------------
ADJUSTMENT:
-----------
                        - The purchase price will be adjusted to reflect the interest rate on the date the bonds are sold (anticipated Closing on October 1, 2002). Florida Water will proceed to Closing if the interest rate increases to a 5.5% rate. If interest rates rise above 5.5% then Florida Water may elect to terminate the agreement.

REVENUE
-------
GUARANTEE:
----------
                        - To permit the GUA to honor certain commitments made by Florida Water not to raise rates, Florida Water will provide to GUA a revenue guarantee pursuant to which Florida Water guarantees certain levels of revenue for the duration of the commitment period.

DUE DILIGENCE:
--------------
                        - The GUA will perform due diligence and may elect to terminate the agreement as of August 23, 2002 if a material problem affecting the financial condition or operation of any GUA System is identified.

ENVIRONMENTAL
-------------
ASSESSMENT:
-----------
                        - Florida Water will cure environmental defects up to $1 million in the aggregate (maximum of $250,000 for a single GUA System).

                        - If the environmental assessments indicate costs to cure in excess of $1 million in the aggregate or $250,000 for an individual GUA System then the GUA may terminate the Agreement or elect to continue to Closing.






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SURVEYS AND TITLE:
------------------
                        - Florida Water will pay the cost for title insurance and certain surveys.

                        - Florida Water will apply commercially reasonable efforts to cure material survey and title defects up to an aggregate amount of $4 million.

CONSTRUCTION
------------
PROJECTS:
---------
                        - Florida Water will be reimbursed if it invests funds in certain identified projects prior to closing.

                        - Florida Water will invest a pro rata share of the 2002 capital budget in projects identified in the capital improvement program as may be adjusted with the approval of GUA.

                        - Florida Water's pro rata share of the program will be determined by the number of calendar days which expire between January 1, 2002 and the closing date.

                        - The purchase price will be reduced by any deficiency between Florida Water's pro rata share of the 2002 capital improvement program and funds actually invested.

                        -  Florida Water will be  reimbursed  if it invests more
                           than  its  pro  rata   share  of  the  2002   capital
                           improvement program.

INDEMNIFICATION:
----------------
                        -  Florida  Water  and   the  GUA  will  provide  mutual
                           indemnification in the event of certain losses associated with breach of the acquisition agreement or representations or warranties therein.

PRE-CLOSING
-----------
DEADLINES:
----------
                        - The GUA will meet certain deadlines prior to closing to facilitate a timely closing.

                        - Periodic updates on progress will be held between the GUA and Florida Water.

                        -  Florida  Water  has  the  option  to   terminate  the
                           Agreement upon failure of the GUA to meet deadlines.




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PENDING LITIGATION
------------------
AND REGULATORY
--------------
MATTERS:
--------
                        -  Florida  Water   remains responsible  for  costs  and
                           liabilities associated with litigation and regulatory matters pending at closing.


TERMINATION:
------------
                        - The Agreement may be terminated by either party for: breach of a representation or warranty if not cured after 30 days of notice; upon specified changes in the bond market; or in the event the title, survey or environmental curative costs exceed the specified amounts. In the event of termination pursuant to the terms of the Agreement, (other than breach) neither party shall have any obligations or liability to the other.

OPERATIONS
----------
CONTRACT:
---------
                        - GUA will hire contractors to manage and operate the utility system. Florida Water employees to be hired by GUA contractors shall be provided comparable salaries and benefits.

DEVELOPER
---------
OBLIGATIONS:
------------
                        -  GUA will assume obligations  under  certain developer
                           agreements   subject   to   retention   of   specific
                           liabilities by Florida Water.







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